TIAA Retirement Annuity Accounts

TIAA Real Estate Account

Real Estate | As of 9/30/2025

Portfolio Net Assets	Inception Date	Symbol	Estimated Annual Expenses[1,2]
$22.7 Billion	10/2/1995	QREARX	0.895%

Investment Description

The Account seeks to generate favorable total returns primarily through the rental income and appreciation of a diversified portfolio of directly held, private real estate investments and real estate-related investments while offering investors guaranteed daily liquidity. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related investments. The remainder of its net assets (targeted to be between 15-25%) will be invested in liquid, fixed-income investments.

Learn More

For more information please contact:
800-842-2252
Weekdays, *8 a.m. to 10 p.m. (ET)*,
or visit **TIAA.org**

Performance

	Total Return		Average Annual Total Return				
	3 Months	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	1.11%	2.93%	3.64%	-6.30%	1.80%	2.89%	5.29%

The performance data quoted represents past performance and is no guarantee of future results. Your returns and the principal value of your investment will fluctuate so that your accumulation units, when redeemed, may be worth more or less than their original cost. Current performance may differ from figures shown. For performance current to the most recent month-end, call 800-842-2252. Performance may reflect reimbursements of certain expenses. Absent these reimbursement arrangements, performance may be lower.

[1] The total annual expense deduction, which includes investment management, administration, and distribution expenses, a mortality and expense risk charge, and the liquidity guarantee charge, is estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.

[2] The Account's total annual expense deduction appears in the Account's prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on September 30, 2015 and redeemed on September 30, 2025.

TIAA Real Estate Account $13,300



$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
9/15
9/17
9/19
9/21
9/23
9/25

The total returns are not adjusted to reflect the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type (As of 9/30/25)

	% of Real Estate Investments[3,4]
Industrial	34.5
Apartment	28.3
Office	16.9
Retail	13.3
Other	7.0

Properties by Region (As of 9/30/25)

	% of Real Estate Investments[3]
West	37.5
South	33.0
East	23.8
Midwest	5.0
Foreign	0.7

[3] Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

[4] Other properties represents interests in Storage Portfolio investments, a hotel investment and land.

TIAA

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 9/30/2025 Continued on next page... 39 10/27/2025 3:50:59 PM 7142 Portfolio Composition (As of 9/30/25) Investments by Type % of Net Assets Real Estate Properties (Net Of Debt) 66.1% Real Estate Joint Ventures 23.7% Marketable Securities - Other 5.1% Real Estate Operating Business 4.8% Real Estate Funds 3.7% Loans Receivable 3.0% Other (Net Receivable/Liability) -6.4% Top 10 Holdings5 (As of 9/30/25) % of Value of Total Investments6 Simpson Housing Portfolio 3.7% Ontario Industrial Portfolio 3.5% Fashion Show 3.0% Campus Pointe Consolidation 2.2% Storage Portfolio II 2.1% Lincoln Centre 2.1% The Florida Mall 1.9% Dallas Industrial Portfolio 1.8% 1001 Pennsylvania Avenue 1.7% Seavest MOB 1.4% Total 23.4%   Market Recap   Economic Overview and Outlook   Global economic activity proved resilient in the third quarter of 2025, as several major economies experienced stronger growth than expected despite concerns around surrounding the U.S.’ shift in trade policy. Global growth forecasts for 2025 have increased over the past few months, though the global impact of higher U.S. trade barriers has yet to be fully realized. Economic activity and global trade are likely to slow at the end of 2025, and signs point to weakening growth in the global economy in 2026. In the U.S., policy uncertainty and a rapidly changing trade environment continue to dominate the economic landscape through the first three quarters of 2025. A new round of broad-based reciprocal tariffs went into effect in early-August, and the Trump administration has implemented or threatened additional tariffs on China as well as on goods from specific industries like furniture and pharmaceuticals. The U.S. effective tariff rate is expected to top 15% by year’s end according to Moody’s Analytics, increasing costs for U.S. importers. In addition, funding for the U.S. government expired on September 30th, leading to a shutdown of many government functions. The reduction in government employment and spending will have growth implications at the end of 2025 and will add another layer of uncertainty into the outlook, as many key data releases are delayed. Despite the volatility from trade policy, the U.S. economy continued to expand at a solid pace in the third quarter, climbing at an estimated 2.8% annualized pace after rebounding in Q2. Consumer spending has picked up after stalling at the start of the year but much of the improvement in GDP growth over the past two quarters has been driven by business spending, fueled by companies’ investments in expanding AI capabilities. The labor market has struggled in recent months, however, as the economy added fewer than 100,000 jobs in each of the last four months. This raises some questions about the strength of consumer spending in coming months, and the economy is expected to slow at the end of the year. The passage of the One Big Beautiful Bill Act contains several new tax cuts, tax cut extensions, and boosts to government spending, which should help to offset some of the headwinds facing the economy and sustain growth in 2026. The U.S. Federal Reserve responded to weakened labor market conditions by cutting interest rates for the first time this year, lowering the target federal funds rate by 25 basis points in September. Fed officials have signaled that future rate cuts are likely in coming quarters, and markets now expect additional rate cuts in the Federal Reserve’s last two meetings in 2025. Yields on 10-year Treasuries drifted upward at the start of the quarter but declined following weaker jobs data and the Federal Reserve’s cut, finishing Q3 2025 slightly lower at 4.16%. Outside of the U.S., policymakers in Europe are more cautious about further cuts in interest rates. The European Central Bank (ECB) held interest rates steady throughout the third quarter and is expected to continue to hold at 2.0% throughout the remainder of the year. Economic growth was stronger than expected in the region during the quarter and the ECB raised its growth forecast for 2025 as a result, though weakness in export-intensive economies like Germany remain a concern. In the UK, fiscal challenges remain a hinderance to growth, but rising food and energy prices led the Bank of England to hold policy interest rates steady. Further cuts in the UK are likely to be gradual, as the central bank assesses weakening economic conditions against concerns over inflation. In Asia, China’s economy grew 4.8% year-over-year in the third quarter of 2025, down from the 5.2% pace in the previous quarter. China’s export sector continued its strong performance despite higher tariffs on goods headed to the United States. However, consumer spending and manufacturing activity slowed considerably during the quarter, weighing on overall growth Policymakers in China have signaled that increased focus on domestic consumer spending will be necessary in upcoming quarters as the effects from a higher tariff regime in the U.S. begin to take hold in China’s export sector.  Real Estate Market Conditions and Outlook   Like other asset classes, commercial real estate faces some uncertainty given the outlook for slower growth and continued policy volatility. However, commercial real estate values already underwent a period of correction from late 2022 through early-2024, driven by rapidly increasing long-term yields in 2022. This makes further large declines in values unlikely and makes for an attractive entry point for investors as the sector begins another growth cycle. The recovery in U.S. commercial real estate sector continued to gain momentum in the third quarter, helped by stabilizing lending standards and improved access to capital. In addition, construction activity is slowing across all major property types, which should translate to slower supply growth and provide some protection for real estate fundamentals

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 9/30/2025 Continued on next page... 39 10/27/2025 3:50:59 PM 7142 Data from Real Capital Analytics shows that U.S. sales volume for commercial real estate totaled $125.1 billion in Q3 2025, up 17% from the same time last year. This marks the sixth consecutive quarter of year-over-year growth following significant declines in 2023 and early-2024. Improved transaction activity has brought some stability to property values over the past several quarters. Real estate values rose by 1.1% in the third quarter of 2025 and are now up 2.9% year-over-year according to Green Street’s Commercial Property Price Index (CPPI). This marks the fourth consecutive quarter of gains following a 21% decline from the peak in early-2022. The traditional office sector remains challenged but appears to be stabilizing. Net absorption was positive for the first time in three years, and vacancy fell by 8 basis points over the quarter. Additionally, we see attractive opportunities emerging for high-quality assets. Newer properties have collectively seen improving occupancy since early 2024. Starts are at record lows, leading to virtually no new supply over the mid-term that should result in a shortage of high-quality space. Prices bottomed earlier in 2025, falling 40% from the peak and have increased by just 2.5% since. A supply shortage combined with comparatively high going-in yields are starting to drive a compelling relative value opportunity. Retail fundamentals have shown resilience despite uncertainty around U.S. trade policy, a slowing economy, and impacts on consumer spending. During the first half of 2025, vacancy rates modestly increased from historic lows due to retail bankruptcies announced in the fourth quarter of 2024 and resulting store closures. Construction activity remains at historic lows, which provides a buffer for occupancy rates even if demand softens. Leasing continues to be dominated by smaller format, freestanding, or in-line spaces with service-based tenants leading growth. The sector continues to see a performance gap determined by quality and relevance with consumers with Class A and higher-rated malls maintaining strong performance while lower-rated properties struggle. Meanwhile, necessity- based and grocery-anchored retail properties demonstrate defensive characteristics, as grocery spending typically remains relatively inelastic during periods of economic uncertainty. The multifamily sector has experienced exceptional demand in recent quarters as the sector continues to demonstrate its ability to absorb the record amount of new supply delivered. However, demand softened in Q3 2025 in response to broader economic headwinds. Still, renter household formation has been boosted in recent quarters by elevated home prices and stubbornly high mortgage rates in the U.S. economy. Domestic migration and natural population growth will play an increased role in apartment demand performance among markets in upcoming quarters, as tighter immigration policy is likely to reduce household formation in several markets. Industrial fundamentals continue to deteriorate in 2025, with vacancy in the sector hitting the highest point in over a decade. This deterioration stems in part from cyclical softness in the manufacturing and housing sectors, combined with policy uncertainty surrounding tariff and trade rule changes. However, this weakness represents a temporary disruption rather than a long-term challenge to the sector’s investment prospects. The policy-driven pullback in leasing should create pent-up demand that materializes once policy parameters are clarified. Meanwhile, supply growth, which drove much of the vacancy increase in 2023-2024, has normalized as new industrial project groundbreakings are at decade lows. Long-term market trends including e-commerce expansion and supply chain modernization will continue supporting tenant demand and improving fundamentals as supply risks diminish. Consequently, well-located functional industrial space remains an attractive investment target, well- positioned to outperform as these temporary headwinds subside and underlying demand drivers reassert themselves in coming quarters. The Account returned 1.11% in the third quarter of 2025 and 3.64% since September 30th, 2024. The Account had slight appreciation in property values in the third quarter and property fundamentals remain strong. Future transaction activity will be consistent with the Account’s multi-year strategy of reducing exposure to anticipated underperforming sectors such as traditional office and regional malls and increasing allocations to anticipated outperforming sectors such as housing, industrial, necessity retail and alternatives, while addressing areas of material weighting divergence with benchmark.   Important Information 5 The commercial real property holdings listed are subject to change and may not be representative of the Account’s current or future investments. The property holdings listed are part of the Account’s long-term investments and exclude liquid, fixed-income investments and other securities held by the Account. The property holdings do not include the Account’s entire investment portfolio and should not be considered a recommendation to buy, sell or hold a particular security or other investment.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 9/30/2025 Continued on next page... 39 10/27/2025 3:50:59 PM 7142 6 Real estate fair value is presented gross of debt. Investments in joint ventures are presented at net equity value. Simpson Housing Portfolio is held in a joint venture with Simpson Housing LP, in which the Account holds an 80% interest, and is presented gross of debt. As of September 30, 2025, the debt had a fair value of $392.0 million. Fashion Show is held in a joint venture with General Growth Properties, in which the Account holds 50% interest, and is presented gross of debt. As of September 30, 2025, the debt had a fair value of $414.5 million. Storage Portfolio II is held in a joint venture with Extra Space Properties 134, LLC, in which the Account holds a 90% interest, and is presented gross of debt. As of September 30, 2025, the debt had a fair value of $169.0 million. The Florida Mall is held in a joint venture with Simon Property Group, LP, in which the Account holds a 50% interest, and is presented gross of debt. As of September 30, 2025, the debt had a fair value of $299.5 million. Seavest MOB is held in a joint venture with TREA SV MOB Venture I, LLC, in which the Account holds a 98.4% interest, and is presented gross of debt. As of September 30, 2025, the debt had a fair value of $154.3 million.   Real estate investment portfolio turnover rate for the Account was 5.5% as of 9/30/2025. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period. Marketable securities portfolio turnover rate for the Account was 0.0% as of 9/30/2025. Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period.   Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates.   This material is for informational or educational purposes only and is not fiduciary investment advice, or a securities, investment strategy, or insurance product recommendation. This material does not consider an individual’s own objectives or circumstances which should be the basis of any investment decision. You should not view or construe the availability of this information as a suggestion that you take or refrain from taking a particular course of action, as the advice of an impartial fiduciary, as an offer to sell or a solicitation to buy or hold any securities, as a recommendation of any securities transactions or investment strategy involving securities (including account recommendations), a recommendation to rollover or transfer assets to TIAA or a recommendation to purchase an insurance product. In making this information available to you, TIAA assumes that you are capable of evaluating the information and exercising independent judgment. As such, you should consider your other assets, income and investments and you should not rely on the information as the primary basis for making investment or insurance product purchase or contribution decisions. The information that you may derive from this material is for illustrative purposes only and is not individualized or based on your particular needs. This material does not take into account your specific objectives or circumstances, or suggest any specific course of action. Investment, insurance product purchase or contribution decisions should be made based on your own objectives and circumstances. The purpose of this material is not to predict future returns, but to be used as education only. Contact your tax advisor regarding the tax implications. You should read all associated disclosures.   TIAA-CREF Individual & Institutional Services, LLC, Member FINRA and SIPC, distributes securities products.   Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value.   THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161.   A Note About Risks   In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.    The risks associated with investing in the TIAA Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with contract owner flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.   ©2025 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017   4857895